Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS RESULTS FOR THE FOURTH QUARTER OF 2020

Plano, TX, February 26, 2021 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and twelve months ended December 31, 2020.  The Company’s financial results continue to be significantly impacted by the COVID-19 pandemic, as the Company’s theatres were closed for an extended period of time beginning in March 2020.  The Company began reopening domestic theatres in June 2020 and international theatres in August 2020, following enhanced health and safety protocols.  As of December 31, 2020, the Company had 217 domestic and 129 international theatres open to limited hours, showing library content and some new releases with some limitations on capacities.  During the three months ended December 31, 2020, attendance was 6.6 million patrons, average ticket price was $7.42 and concession revenues per patron was $4.75.  Admissions revenues were $49.1 million, concession revenues were $31.5 million and total revenues were $98.2 million for the three months ended December 31, 2020.

Net loss attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2020 was $(239.3) million.  Diluted loss per share for the three months ended December 31, 2020 was $(2.03) and Adjusted EBITDA for the three months ended December 31, 2020 was $(97.5) million. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

“It is almost unfathomable that one year ago, we were reporting Cinemark’s fifth consecutive year of record results with the North American industry touting the second-highest grossing box office of all-time,” stated Mark Zoradi, Cinemark CEO.  “While COVID-19 has caused significant distress to our industry and our company, Cinemark has maintained discipline and consistency, while demonstrating relentless perseverance and agility.”

Mr. Zoradi continued, “We remain highly confident in the rebound of our industry once the virus is more contained, as evidenced by recent box office results in China, Japan and Australia.  Cinemark was well-positioned heading into the crisis, and we have adapted and evolved the way we operate to navigate the current environment, and to ensure we remain successful and further solidify our leadership position as theatrical moviegoing resurges.”

Cinemark Holdings, Inc.’s total revenues for the twelve months ended December 31, 2020 were $686.3 million compared to $3,283.1 million for the twelve months ended December 31, 2019. For the twelve months ended December 31, 2020, admissions revenues were $356.5 million and concession revenues were $231.0 million. For the twelve months ended December 31, 2020, attendance was 54.3 million patrons, average ticket price was $6.57 and concession revenues per patron were $4.26.

Net loss attributable to Cinemark Holdings, Inc. for the twelve months ended December 31, 2020 was $(616.8) million compared to net income attributable to Cinemark Holdings, Inc. of $191.4 million for the twelve months ended December 31, 2019. Diluted loss per share for the twelve months ended December 31, 2020 was $(5.25) compared to diluted earnings per share of $1.63 for the twelve months ended December 31, 2019.

Adjusted EBITDA for the twelve months ended December 31, 2020 was $(276.9) million compared to $745.0 million for the twelve months ended December 31, 2019. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

As of December 31, 2020, the Company’s aggregate screen count was 5,958 and the Company currently has commitments to open six new theatres and 72 screens during 2021 and 13 new theatres and 123 screens subsequent to 2021.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at https://investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, operates 531 theatres with 5,958 screens in 42 states domestically and 15 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://investors.cinemark.com/

Financial Contact :

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Caitlin Piper – 972-665-1418 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict, including, among others, the impacts of COVID-19.  Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 21, 2020, as updated by the information related to COVID-19 that was included in a Form 8-K filed on April 13, 2020, including the documents incorporated by reference therein, the Quarterly Report on Form 10-Q filed on August 4, 2020 and the Quarterly Report on Form 10-Q filed on November 5, 2020.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Statement of income data:
Revenues
Admissions	$49,108	$434,280	$356,508	$1,805,321
Concession	31,450	275,000	231,046	1,161,083
Other	17,684	79,523	98,756	316,695
Total revenues	98,242	788,803	686,310	3,283,099
Cost of operations
Film rentals and advertising	21,548	244,139	186,810	1,003,832
Concession supplies	8,768	49,080	48,647	206,441
Salaries and wages	28,442	101,770	145,031	410,086
Facility lease expense	65,274	83,565	279,764	346,094
Utilities and other	50,699	117,501	229,505	474,711
General and administrative expenses	28,238	46,382	127,599	173,384
Depreciation and amortization	68,396	64,360	259,776	261,155
Impairment of long-lived and other assets	111,492	11,619	152,706	57,001
Restructuring costs	307	—	20,369	—
(Gain) loss on disposal of assets and other	2,074	3,951	(8,923)	12,008
Total cost of operations	385,238	722,367	1,441,284	2,944,712
Operating income (loss)	(286,996)	66,436	(754,974)	338,387
Interest expense	(37,587)	(24,904)	(129,871)	(99,941)
Interest income	601	2,527	4,836	12,589
Foreign currency exchange gain (loss)	1,318	1,391	(4,865)	(3,394)
Distributions from NCM	—	3,705	6,975	12,873
Non-cash distributions from other equity investee	12,915	—	12,915	-
Interest expense - NCM	(5,869)	(14,444)	(23,595)	(28,624)
Equity in income (loss) of affiliates	(11,034)	7,888	(38,745)	41,870
Total other expense	(39,656)	(23,837)	(172,350)	(64,627)
Income (loss) before income taxes	(326,652)	42,599	(927,324)	273,760
Income taxes	(86,978)	15,760	(309,376)	79,912
Net income (loss)	$(239,674)	$26,839	$(617,948)	$193,848
Less: Net income (loss) attributable to noncontrolling interests	(418)	505	(1,120)	2,462
Net income (loss) attributable to Cinemark Holdings, Inc.	$(239,256)	$26,334	$(616,828)	$191,386
Earnings (loss) per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$(2.03)	$0.22	$(5.25)	$1.63
Diluted	$(2.03)	$0.22	$(5.25)	$1.63
Diluted weighted average shares outstanding	116,794	116,600	116,667	116,606
Other Financial Data:
Adjusted EBITDA (1)	$(97,474)	$178,295	$(276,880)	$745,045

Other Operating Data

(unaudited, in thousands)

	As of
	December 31,
	2020	2019
Balance sheet data (unaudited, in thousands):
Cash and cash equivalents	$655,338	$488,313
Theatre properties and equipment, net	$1,615,062	$1,735,247
Total assets	$5,562,922	$5,828,017
Long-term debt, including current portion, net of unamortized debt discount and debt issue costs	$2,395,218	$1,777,937
Equity	$798,969	$1,448,322

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment			International Operating Segment					Consolidated
	Twelve Months Ended December 31,			Twelve Months Ended December 31,			Constant Currency (1)		Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change	2020	% Change	2020	2019	% Change
Admissions revenues (2)	$291.6	$1,431.8	(79.6)%	$64.9	$373.5	(82.6)%	$76.5	(79.5)%	$356.5	$1,805.3	(80.3)%
Concession revenues (3)	$189.6	$936.2	(79.7)%	$41.5	$224.9	(81.5)%	$48.1	(78.6)%	$231.1	$1,161.1	(80.1)%
Other revenues	$75.7	$212.9	(64.4)%	$23.0	$103.8	(77.8)%	$28.4	(72.6)%	$98.7	$316.7	(68.8)%
Total revenues	$556.9	$2,580.9	(78.4)%	$129.4	$702.2	(81.6)%	$153.0	(78.2)%	$686.3	$3,283.1	(79.1)%
Attendance	34.9	176.2	(80.2)%	19.4	103.4	(81.2)%			54.3	279.6	(80.6)%
Average ticket price	$8.36	$8.13	2.8%	$3.35	$3.61	(7.2)%	$3.94	9.1%	$6.57	$6.46	1.7%
Concession revenues per patron	$5.43	$5.31	2.3%	$2.14	$2.18	(1.8)%	$2.48	13.8%	$4.26	$4.15	2.7%
Average screen count	4,571	4,615		1,474	1,457				6,045	6,072

	U.S. Operating Segment		International Operating Segment			Consolidated
	Twelve Months Ended		Twelve Months Ended			Twelve Months Ended
	December 31,		December 31,			December 31,
	2020	2019	2020	2019	Constant Currency (1) 2020	2020	2019
Film rentals and advertising	$155.3	$819.6	$31.5	$184.2	$37.4	$186.8	$1,003.8
Concession supplies	36.9	156.9	11.7	49.6	14.0	48.6	206.5
Salaries and wages	113.8	331.2	31.2	78.9	38.0	145.0	410.1
Facility lease expense	247.0	259.8	32.8	86.3	38.9	279.8	346.1
Utilities and other	180.3	348.2	49.2	126.5	59.4	229.5	474.7
(1)

Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2019. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results.    We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Adjusted EBITDA (1)
U.S.	$(81,034)	$161,757	$(226,981)	$615,161
International	(16,440)	16,538	(49,899)	129,884
Total Adjusted EBITDA	$(97,474)	$178,295	$(276,880)	$745,045
Capital expenditures
U.S.	$9,422	$81,952	$64,026	$230,561
International	6,890	35,163	19,904	73,066
Total capital expenditures	$16,312	$117,115	$83,930	$303,627
(1)

Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income	$(239,674)	$26,839	$(617,948)	$193,848
Add (deduct):
Income taxes	(86,978)	15,760	(309,376)	79,912
Interest expense (a)	37,587	24,904	129,871	99,941
Other (income) expense, net (b)	14,984	2,638	62,369	(22,441)
Distributions from DCIP (c)	—	15,784	10,383	23,696
Other cash distributions from equity investees (d)	—	9,419	15,047	29,670
Non-cash distributions from other equity investee (e)	(12,915)	—	(12,915)	—
Depreciation and amortization	68,396	64,360	259,776	261,155
Impairment of long-lived and other assets	111,492	11,619	152,706	57,001
Restructuring costs	307	—	20,369	—
(Gain) loss on disposal of assets and other	2,074	3,951	(8,923)	12,008
Non-cash rent	708	(1,108)	2,357	(4,360)
Share based awards compensation expense (f)	6,545	4,129	19,404	14,615
Adjusted EBITDA	$(97,474)	$178,295	$(276,880)	$745,045
(a)	Includes non-cash amortization of debt issue costs and amortization of amended interest rate swaps.
(b)	Includes interest income, foreign currency exchange gain (loss), interest expense – NCM and equity in income (loss) of affiliates.
(c)	Cash distributions from DCIP, which were recorded as a reduction of the Company’s investment in DCIP.
(d)	Cash distributions received from equity investees, other than those from DCIP noted above, that were recorded as a reduction of the respective investment balances.
(e)	Non-cash distribution of projector equipment from DCIP, which was recorded as a reduction of the Company’s investment in DCIP.
(f)	Non-cash expense included in general and administrative expenses.